Exhibit 99.1

BrightView Announces Increase and Extension of Receivables Financing Facility

June 27, 2024

BLUE BELL, Pa.--(BUSINESS WIRE)-- BrightView Holdings, Inc. (NYSE: BV) (“Company”) today announced that its wholly-owned subsidiary, BrightView Funding LLC, has increased the overall size of its existing receivables financing agreement (the “Receivables Facility”) from $275 million to $325 million and extended its maturity date from June 2025 to June 2027. The Receivables Facility, a flexible source of debt and the Company’s least costly borrowing method, now includes an “accordion feature” that allows for an additional $100 million increase to the borrowing capacity. PNC Bank, National Association will continue to serve as administrative agent.

The amendment to the Receivables Facility improves the leverage-based pricing tiers, reduces interest margin across all tiers, reduces the fee for unused capacity, and features an improved structure for better cash management and utilization. The new structure allows the Company to efficiently utilize its excess cash to pay down a portion of its debt under the facility, approximately $75 million. These changes, combined with improved pricing, are expected to result in interest expense savings of more than $5 million per year

“As with the recent repricing of our term loan, amending the Receivables Facility represents another opportunity to enhance our balance sheet flexibility and reduce costs,” said Brett Urban, BrightView Chief Financial Officer. “The success of achieving the tight-end target on the term loan reprice, and the favorable terms of this transaction, demonstrate the confidence of our lenders and investors. These actions exemplify our commitment to sustained profitable growth.”

About BrightView

BrightView, the nation’s largest commercial landscaper, proudly designs, creates, and maintains the best landscapes on Earth and provides the most efficient and comprehensive snow and ice removal services. With a dependable service commitment, BrightView brings brilliant landscapes to life at premier properties across the United States, including business parks and corporate offices, homeowners' associations, healthcare facilities, educational institutions, retail centers, resorts and theme parks, municipalities, golf courses, and sports venues. BrightView also serves as the Official Field Consultant to Major League Baseball. Through industry-leading best practices and sustainable solutions, BrightView is invested in taking care of our team members, engaging our clients, inspiring our communities, and preserving our planet.

Forward Looking Statements

This press release includes certain disclosures which contain “forward-looking statements.” You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” and variations of such words or similar expressions. Forward-looking statements are based on BrightView’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements can be found under the caption “Risk Factors” in BrightView’s annual report on Form 10-K for the year ended September 30, 2023, as filed with the SEC, as such risk factors may be updated from time to time in its periodic filings with the SEC, which are accessible on the SEC’s website on www.sec.gov. Any forward-looking statement in this release speaks only as of the date of this release. BrightView undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

For More Information:

Investors

Chris Stoczko, Vice President of Finance

IR@brightview.com

News Media

David Freireich, Vice President of Communications & Public Affairs

David.Freireich@brightview.com

Source: BrightView Landscapes